Exhibit 99.1

Contacts:
Investors	Media
EVC Group	EVC Group
Jennifer Beugelmans, (646) 201-5447	Jennifer Saunders, (646) 201-5431
Doug Sherk, (415) 896-6820

PHARSIGHT ACHIEVES $7.3 MILLION IN QUARTERLY REVENUE

Net Income to Common Stockholders Grows 71% During the Second Fiscal Quarter

Company Reiterates Fiscal 2008 Guidance

MOUNTAIN VIEW, Calif., October 25, 2007 – Pharsight Corporation (OTCBB:PHST), a leading provider of software and strategic services designed to optimize clinical drug development, today announced financial results for its second quarter of fiscal 2008, ended September 30, 2007. Revenue for the second quarter was $7.3 million, a 17% increase compared with revenue of $6.3 million in the second quarter of fiscal 2007.

“During the second fiscal quarter of 2008 we achieved the highest quarterly revenue in the Company’s history and we believe this illustrates the successful execution of our growth strategy,” said Shawn O’Connor, chairman and chief executive officer. “In our software business unit, we grew revenue by more than 16% year-over-year and added our 20th PKS™ customer. Additionally, we added our second WinNonLin® Autopilot™ client and continued to see existing enterprise software clients purchase new licenses for previously deployed products. To date, 35% of our existing installed base of PKS clients have now purchased additional licenses. Within our consulting services businesses, which include Strategic Consulting Services (SCS) and Reporting and Analysis Services (RAS) we added eight new clients, including one that is utilizing both SCS and RAS services. We have continued to reduce our reliance on our top two SCS customers while still achieving 7% year-over-year SCS revenue growth during the fiscal second quarter.

During the first 6 months of fiscal 2008, we achieved revenue growth of 14% and non-GAAP net income that was 8% of revenue,” continued Mr. O’Connor. “Based upon our year-to-date performance, we believe we are on track to achieve our full-year financial guidance.”

Recent Highlights

Pharsight’s recent highlights in its software, strategic consulting services and reporting and analysis services business units include:

Software

•	Achieved 16% revenue growth in the second quarter of fiscal 2008 compared with the second quarter of fiscal 2007.

•	Added 20th PKS customer; new customer is among Pharmaceutical Executive’s Top 50 2007 list.

•	35% of PKS installed based have purchased additional licenses to date.

•	Achieved second WinNonlin AutoPilot customer.

•	Released four new software products: DMX® version 1.6, PKS 3.1 for Oracle Standard Edition, PKS Validation Suite™ 1.1.1, and Trial Simulator™ 2.2.1.

•	Software products now used at more than 360 pharmacy and medical schools worldwide, supporting more than 3,500 students and teachers.

•	Hosted 4th Annual PKS User Group Meeting in October, where the FDA both attended and presented.

•	Hosted European software conference that offered PKS case studies in a collaborative environment to scientific and professional community attendees.

•	Attained vendor specific objective evidence of fair value (VSOE) for maintenance and support based on 1-year anniversary of criteria established in 2006.

Strategic Consulting Services (SCS)

•	Continued to diversify revenue base; two largest clients represented less than 25% of total SCS revenue in the second fiscal quarter

•

Demonstrated leadership with two key presentations to biopharmaceutical industry statisticians at the International Biometric Society’s annual ROeS Seminar; Pharsight senior biostatistician and senior scientist presented.

•	Expanded scientific team with the hiring of three scientists.

•	Sold first license for 1 of 20 available meta-databases to a global biotechnology company.

Reporting and Analysis Services (RAS)

•	Engaged in 13 different projects for the business unit, including projects with 3 customers new to Pharsight: Lupin Pharmaceuticals, Seattle Genetics and NeurogesX

•	Expanded the RAS team with the addition of four scientific specialists.

•	Continued to expand the internship program with the first intern hire within RAS.

•	Signed a $265,000 agreement with a global biotechnology company for regulatory population pharmacokinetics and pharmacodynamic analysis and reporting.

•	Achieved positive margin and strong revenue growth; RAS revenue grew 30% sequentially compared with the fiscal first quarter of 2008.

Other

•	Presented at the New York Pharma Forum on the FDA’s Critical Path Initiative.

•	Presented at the Noble Financial “Two-Double-O-Seven” financial conference.

•	Applied for Nasdaq Capital Market listing status.

Additional Financial Results

Gross margin in the second quarter of fiscal 2008 was 67%. Net income attributable to common stockholders was $915,000 in the fiscal second quarter of 2008, up 71% compared with $534,000 in the comparable period of fiscal 2007. Net earnings per basic and diluted share were both $0.03 during the second quarter of fiscal 2008 compared with $0.03 and $0.02 respectively during the second fiscal quarter of 2007. Non-GAAP net earnings per basic and diluted share for the second quarter of fiscal 2008 were both $0.04 respectively compared with $0.04 and $0.03 respectively for the second quarter of fiscal 2007.

Revenue for the first six months of fiscal 2008 was $13.4 million, up 14% from $11.7 million reported for the same period of 2007. Gross margin for the first six months of fiscal 2008 was 65%. GAAP net income for the first six months of fiscal 2008 was $532,000, up 12% compared with the comparable period of fiscal 2007. Excluding the impact of the adoption of SFAS 123R, non-GAAP net income for the first six months of fiscal 2008 was $1.1 million, 8% of revenue for the period. Net loss per basic and diluted share during the first six months of fiscal 2008 were both $0.27 and included $0.29 for the non-cash accounting charge for the preferred stock conversion in the first quarter. Non-GAAP net earnings per basic and diluted share for the first six months of fiscal 2008 were $0.04 and $0.03 respectively.

A reconciliation of GAAP to non-GAAP financial measures is included in the tables attached to this press release and on Pharsight’s website under the investor relations section.

Cash & Liquidity

Pharsight exited the second fiscal quarter with cash, cash equivalents and short-term investments of $13 million compared with $14.7 million at the end of fiscal 2007 and $12.7 million at June 30, 2007. During the second fiscal quarter the Company paid off all of its outstanding debt.

Fiscal 2008 Guidance

The Company is reiterating the following guidance for fiscal 2008:

•	Annual revenue growth of approximately 10% to 15% compared with fiscal 2007, or approximately $27.5 million to $29 million.

•	Gross margin of approximately 64% to 68% of revenue, depending on the revenue mix between software, software services, strategic consulting services and reporting and analysis services.

•	Non-GAAP net income, excluding stock-based compensation expense, of approximately 8% to 12% of revenue.

•

Non-GAAP diluted earnings per share of approximately $0.07 to $0.11, excluding the effects of the following non-cash items: approximately $0.23 related to the change in the fair value of the conversion feature of the company’s redeemable preferred stock and approximately $0.04 related to stock-based compensation expense.

•	Positive annual cash flow.

“With the continued execution of our growth strategy we remain on track to achieve our full year financial guidance,” said Will Frederick, senior vice president and chief financial officer of Pharsight. “Following our preferred stockholders’ share conversion to common stock during the first quarter, we subsequently paid off all of our debt this quarter in order to further strengthen and streamline our balance sheet. We believe we have a reasonable plan that should allow us to gain listing status on the Nasdaq Capital Market, which we expect to provide us with an expanded investor audience. This listing status coupled with continued top- and bottom-line growth should put us in a position to capitalize on strategic growth opportunities in the future.”

While Pharsight expects that over the long-term revenues and gross margin will increase in response to customer demand, revenue and gross margin in individual quarters may fluctuate in the future for its software business based upon timing of completion of large software installations. In addition, quarterly revenue and gross margin may also be impacted by the Company’s consulting businesses based upon timing of completion of milestones for fixed fee contracts and related revenue recognition for these activities.

Conference Call

Pharsight management will host a conference call and webcast tomorrow, October 26, 2007 at 10:00 a.m. Pacific Time to discuss the Company’s fiscal second quarter 2008 results, outlook for fiscal 2008 and current corporate developments. The dial-in number for the conference call is 800-218-0204 for domestic participants and 303-262-2130 for international participants. To access the live webcast of the call, go to Pharsight’s website at www.pharsight.com and click on the About Pharsight icon. The webcast can then be accessed under the Investor Relations section. A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain available for seven days. This replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, both using the passcode 11098405#.

About Pharsight Corporation

Pharsight Corporation develops and markets integrated products and services that enable pharmaceutical and biotechnology companies to achieve significant and enduring improvements in the development and use of therapeutic products. The company’s goal is to help customers reduce the time, cost and risk of drug development, as well as optimize the post-approval marketing and use of pharmaceutical products.

Pharsight’s approach enhances the fundamental element of drug development success: strong decision-making. By adopting the Pharsight approach, customers acquire a new decision-making process with the potential to systematically improve every level and phase of their business and scientific processes. Pharsight is headquartered in Mountain View, California. Information about Pharsight is available at http://www.pharsight.com.

Use of Non-GAAP Financial Measures

Pharsight has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and net earnings per basic and diluted share, and non-GAAP net income and diluted earnings per share guidance for fiscal 2008. Pharsight uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Pharsight’s ongoing business performance and comparison to prior periods. Pharsight believes the use of these non-GAAP financial measures provides an additional tool for investors to use in comparing its financial measures with other companies in Pharsight’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude the effects of non-cash stock-based compensation expense. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed below.

Safe Harbor

This press release includes forward-looking statements, including statements regarding revenue, gross margin, listing on the Nasdaq Capital Market, the demand and market for our products and services, other growth strategies and opportunities, and our expectations for revenue, gross margin, net income, diluted earnings per share and annual cash flow for the fiscal year ending March 31, 2008. These forward-looking statements involve risks and uncertainties, and factors that could cause actual results to differ materially include the following: changes in the demand for Pharsight’s products and services; changes in Pharsight’s operating strategies, pricing models or research and development focus; the failure to develop new products and services or to keep pace with technological changes; the failure of the market for Pharsight’s products and services to develop as expected; the failure to generate additional sales from existing customers or to generate sales to new customers; the failure to meet customers’ expectations; uncertainties involved in pharmaceutical drug development; changes in government regulation of the pharmaceutical industry; and uncertainties regarding the listing of our common stock on the Nasdaq Capital Market. Further information on potential factors that could affect actual results is included in Pharsight’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 13, 2007. All forward-looking statements are based on information available to Pharsight as of the date hereof, and Pharsight assumes no obligation to update such statements, whether as a result of new developments or otherwise.

Drug Model Explorer, DMX, Pharsight, Pharsight Knowledgebase Server, PKS, PKS Validation Suite, PKS Reporter, PKS Office Client, WinNonlin, WinNonlin AutoPilot, IVIVC Toolkit for WinNonlin, Trial Simulator and WNL Validation Suite are trademarks or registered trademarks of Pharsight Corporation.

Financial Tables Below

PHARSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
Revenues:
License	$1,520	$1,522	$2,731	$2,740
Renewal	1,795	1,351	3,481	2,640
Maintenance	329	239	619	475
Services	3,685	3,172	6,548	5,857

Total revenues	7,329	6,284	13,379	11,712

Cost of revenues	2,408	1,817	4,711	3,573

Gross profit	4,921	4,467	8,668	8,139

Operating expenses:
Research and development	1,177	1,019	2,367	1,974
Sales and marketing	1,689	1,390	3,278	2,953
General and administrative	1,227	1,344	2,673	2,832

Total operating expenses	4,093	3,753	8,318	7,759

Income from operations	828	714	350	380

Other income, net	127	66	232	169

Income before income taxes	955	780	582	549
Provision for income taxes	(40)	(67)	(50)	(74)

Net income	915	713	532	475

Preferred stock dividend	—	(179)	(207)	(363)

Deemed dividend from stock conversion	—	—	(6,993)	—

Net income (loss) attributable to common stockholders	$915	$534	$(6,668)	$112

Net earnings per share attributable to common stockholders:
Basic	$0.03	$0.03	$(0.27)	$0.01

Diluted	$0.03	$0.02	$(0.27)	$0.01

Shares used to compute net earnings per share attributable to common stockholders:
Basic	28,170	19,711	24,304	19,679

Diluted	30,204	29,235	24,304	21,427

PHARSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2007	March 31, 2007
ASSETS
Current assets:
Cash, cash equivalents and investments	$12,955	$14,665
Accounts receivable, net	4,496	3,087
Prepaids and other current assets	466	523

Total current assets	17,917	18,275

Property and equipment, net	1,556	1,674
Other assets	45	46

Total assets	$19,518	$19,995

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$839	$769
Accrued expenses	2,869	3,620
Deferred revenue	7,743	8,289
Current portion of notes payable	—	292

Total current liabilities	11,451	12,970

Notes payable, less current portion	—	100
Other long term liabilities	142	179

Redeemable convertible preferred stock	—	7,096
Stockholders’ equity	7,925	(350)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$19,518	$19,995

PHARSIGHT CORPORATION

RECONCILIATION OF GAAP TO NON GAAP FINANCIAL MEASURES

(in thousands)

(Unaudited)

Net Income—Non GAAP

	Three Months Ended		Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income—GAAP	$915	$713	$532	$475

Stock based compensation expenses	303	216	535	425

Net income—Non GAAP	$1,218	$929	$1,067	$900

Net earnings per share—Non GAAP

	Three Months Ended		Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income (loss) attributable to common stockholders—GAAP	$915	$534	$(6,668)	$112

Stock based compensation expenses	303	216	535	425

Deemed dividend from stock conversion	—	—	6,993	—

Net income (loss) attributable to common stockholders—Non GAAP	$1,218	$750	$860	$537

Shares used to compute net earnings per share attributable to common stockholders
Basic	28,170	19,711	24,304	19,679
Diluted	30,204	29,235	26,290	21,427

Net earnings per share attributable to common stockholders
Basic	$0.04	$0.04	$0.04	$0.03

Diluted	$0.04	$0.03	$0.03	$0.03